Exhibit(n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-204933 on Form N-2 of our report dated March 18, 2015, relating to the consolidated financial statements of TriplePoint Venture Growth BDC Corp. and subsidiaries, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, CA

July 7, 2015